UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2006
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

46000 Center Oak Plaza
Sterling, Virginia		20166
(Address of principal executive offices)		(Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 26, 2006, the board of directors (the “Board”) of NeuStar, Inc. (the “Company”) approved for each of the directors appointed on July 26, 2006, each of whom is identified below in Item 5.02 of this Current Report, upon the recommendation of the Company’s Compensation Committee, a restricted stock unit grant equal to $110,000 divided by the closing price of NeuStar Class A Common Stock on the date of grant, which occurred on July 27, 2006. Consistent with the grants made to the existing directors on NeuStar’s board of directors on July 1, 2006, these restricted stock units will fully vest on the first anniversary of the date of grant. Upon vesting, each director’s restricted stock units will be automatically deferred into deferred stock units, which will be delivered to the director in shares of NeuStar Class A Common Stock six months following the director’s termination of Board service. The grants described above are made pursuant to the Form of Directors’ Restricted Stock Unit Agreement, which sets forth the terms and conditions of restricted stock units granted under the NeuStar, Inc. 2005 Stock Incentive Plan, including grants to the Company’s directors. A copy of the Form of Directors’ Restricted Stock Unit Agreement was filed with the Securities and Exchange Commission under cover of a Current Report on Form 8-K on April 14, 2006.
     In addition, as non-management directors on the Board, each of the directors appointed on July 26, 2006 will receive annual retainers under the Company’s current director compensation policy, a summary of which was filed with the Securities and Exchange Commission under cover of a Current Report on Form 8-K on April 14, 2006.
     In connection with their appointment as directors, each of the directors appointed on July 26, 2006 has or will enter into the Company’s form of indemnification agreement, which has been or will be entered into by each of the Company’s other directors. A copy of the form of indemnification agreement was filed with the Securities and Exchange Commission under cover of Amendment No. 5 of NeuStar’s Registration Statement on Form S-1 on June 10, 2005. The indemnification agreements generally require the Company to indemnify each such person to the fullest extent permitted by law.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 26, 2006, the Board increased the size of the Board from six to eight directors and appointed to the Board each of Joel Friedman as a Class I director, Michael Rowny as a Class II director and Hellene Runtagh as a Class III director (collectively, the “Appointed Directors”). Mr. Friedman will serve on the Compensation Committee, Mr. Rowny will serve on the Audit Committee and the Nominating and Corporate Governance Committee, and Ms. Runtagh will serve on the Audit Committee and Nominating and Corporate Governance Committee. Following these appointments, the membership of each of the Board’s standing committees is as follows:
Audit Committee: Mr. Cullen (chair), Mr. Dahan, Mr. Rowny and Ms. Runtagh
Nominating and Corporate Governance Committee: Ms. Runtagh (chair), Mr. Dahan and Mr. Rowny
Compensation Committee: Mr. Friedman (chair), Mr. Ireland and Dr. Pickar
Neutrality Committee: Dr. Pickar (chair), Mr. Ganek and Mr. Ireland
     There are no arrangements or understandings between any of the Appointed Directors and any other person pursuant to which they were selected as directors, nor are there any transactions between the Company and the Appointed Directors that are reportable under Item 404(a) of Regulation S-K.
     On July 26, 2006, Frank L. Schiff resigned from the Company’s Board of Directors, effective July 26, 2006. Mr. Schiff served as the chairman of the Nominating and Corporate Governance Committee, and he was a member of the Audit Committee and the Compensation Committee. Mr. Schiff’s resignation was not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
     The Company issued a press release announcing these events on July 27, 2006. A copy of the press release is filed herewith as Exhibit 99.4 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d) The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description

99.1*	Form of Directors’ Restricted Stock Unit Agreement, incorporated by reference from Exhibit 99.2 to NeuStar’s Current Report on Form 8-K, filed April 14, 2006 (File No. 001-32548).

99.2*	Summary Description of Non-Management Director Compensation, incorporated by reference from Exhibit 99.1 to NeuStar’s Current Report on Form 8-K, filed April 14, 2006 (File No. 001-32548).

99.3*	Form of Indemnification Agreement, incorporated herein by reference to Exhibit 10.49 to Amendment No. 5 to NeuStar’s Registration Statement on Form S-1, filed June 10, 2005 (File No. 333-123635).

99.4	Press Release of NeuStar, Inc., dated July 27, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2006	NEUSTAR, INC.

	By:	/s/ Jeffrey E. Ganek
Name: Jeffrey E. Ganek
Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1*	Form of Directors’ Restricted Stock Unit Agreement, incorporated by reference from Exhibit 99.2 to NeuStar’s Current Report on Form 8-K, filed April 14, 2006 (File No. 001-32548).

99.2*	Summary Description of Non-Management Director Compensation, incorporated by reference from Exhibit 99.1 to NeuStar’s Current Report on Form 8-K, filed April 14, 2006 (File No. 001-32548).

99.3*	Form of Indemnification Agreement, incorporated herein by reference to Exhibit 10.49 to Amendment No. 5 to NeuStar’s Registration Statement on Form S-1, filed June 10, 2005 (File No. 333-123635).

99.4	Press Release of NeuStar, Inc., dated July 27, 2006.